UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 11, 2005

THE CHUBB CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New Jersey	1-8661	13-2595722
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Mountain View Road, P.O. Box 1615, Warren, New Jersey		07061-1615
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (908) 903-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On August 11, 2005, The Chubb Corporation (the “Company”) entered into a Remarketing Agreement (the “Agreement”) with Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as remarketing agents (the “Remarketing Agents”) and JPMorgan Trust Company, N.A., not individually but solely as Warrant Agent, in connection with the anticipated remarketing of the Company’s 4.00% Senior Notes due November 16, 2007 (the “Senior Notes”), originally issued as part of the 7.00% Equity Units (the “Equity Units”) issued by the Company in November 2002.

The Agreement provides, among other things, that the Remarketing Agents will use their reasonable efforts to remarket the Senior Notes at a price approximately but not less than 100.50% of the purchase price (the “Purchase Price”) of a specified portfolio of U.S. Treasury securities to be substituted for the Senior Notes as a component of the Equity Units.  The Remarketing Agents are entitled to a remarketing fee not exceeding an aggregate of 25 basis points (0.25%) of the Purchase Price.  The Company will not receive any proceeds from the remarketing of the Senior Notes.  The Agreement includes customary representations, warranties and covenants by the Company concerning the Company and the registration statement relating to the remarketing.  It also provides that the Company will indemnify the Remarketing Agents against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute payments the Remarketing Agents may be required to make because of any of those liabilities.

The Remarketing Agents and their respective affiliates have in the past provided, and may in the future provide, investment banking and commercial banking services to the Company and its affiliates for which they have received, or will receive, customary compensation.  On June 22, 2005, the Company entered into a $500 million five-year revolving credit agreement with a syndicate of financial institutions, including affiliates of Citigroup Global Markets Inc. and Goldman, Sachs & Co., who will act as lenders or in certain agency capacities.  In addition, the Company has established a commercial paper issuance program in which affiliates of Goldman, Sachs & Co. and Deutsche Bank Securities Inc. will act as dealers and in certain agency capacities.  Additionally, an affiliate of Goldman, Sachs & Co. is a co-investor with the Company in Allied World Assurance Holdings, Ltd., an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated serves as the third-party administrator of the Company’s equity compensation plans and John D. Finnegan, the Company’s President and Chief Executive Officer, is a member of the Board of Directors of Merrill Lynch & Co., Inc. and serves on such Board’s Management Development and Compensation Committee and its Nominating and Corporate Governance Committee.

The foregoing description is qualified by reference to the Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
1.1	Remarketing Agreement, dated as of August 11, 2005.
12.1	Ratio of Consolidated Earnings to Fixed Charges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2005

THE CHUBB CORPORATION

By:	/s/ W. Andrew Macan
	Name:	W. Andrew Macan
	Title:	Vice President, Corporate Counsel and
Secretary

EXHIBIT INDEX

Exhibit Number	Description
1.1	Remarketing Agreement, dated as of August 11, 2005.
12.1	Ratio of Consolidated Earnings to Fixed Charges.